Exhibit 4.1

DUKE ENERGY CORPORATION

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee and Calculation Agent

Twenty-First Supplemental Indenture
Dated as of March 11, 2019

$300,000,000 FLOATING RATE SENIOR NOTES DUE 2022

$300,000,000 3.227% SENIOR NOTES DUE 2022

TABLE OF CONTENTS(1)

ARTICLE I

FLOATING RATE SENIOR NOTES DUE 2022

ARTICLE II

3.227% SENIOR NOTES DUE 2022

ARTICLE III

CALCULATION AGENT FOR THE 2022 FLOATING RATE NOTES

(1)  This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

i

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.01.	Recitals by the Corporation	13
Section 4.02.	Ratification and Incorporation of Original Indenture	14
Section 4.03.	Executed in Counterparts	14

Exhibit A — Form of Floating Rate Senior Note Due 2022

Exhibit B — Certificate of Authentication

Exhibit C — Form of 3.227% Senior Note Due 2022

Exhibit D — Certificate of Authentication

ii

THIS TWENTY-FIRST SUPPLEMENTAL INDENTURE is made as of the 11th day of March 2019, by and among DUKE ENERGY CORPORATION, a Delaware corporation, having its principal office at 550 South Tryon Street, Charlotte, North Carolina 28202-1803 (the “Corporation”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association, as Trustee (herein called the “Trustee”) and Calculation Agent.

WITNESSETH:

WHEREAS, the Corporation has heretofore entered into an Indenture, dated as of June 3, 2008 (the “Original Indenture”), with The Bank of New York Mellon Trust Company, N.A., as Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as it may be amended and supplemented to the date hereof, including by this Twenty-first Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Indenture and the terms of such series may be described by a supplemental indenture executed by the Corporation and the Trustee;

WHEREAS, the Corporation hereby proposes to create under the Indenture two additional series of Securities;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Twenty-first Supplemental Indenture and to make it a valid and binding obligation of the Corporation have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

FLOATING RATE SENIOR NOTES DUE 2022

Section 1.01.                          Establishment.  There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Corporation’s Floating Rate Senior Notes due 2022 (the “2022 Floating Rate Notes”).

There are to be authenticated and delivered initially $300,000,000 principal amount of the 2022 Floating Rate Notes, and no further 2022 Floating Rate Notes shall be authenticated and delivered except as provided by Section 304, 305, 306 or 906 of the Original Indenture and the last paragraph of Section 301 thereof.  The 2022 Floating Rate Notes shall be issued in fully registered form without coupons.

The 2022 Floating Rate Notes shall be in substantially the form set out in Exhibit A hereto, and the form of the Trustee’s Certificate of Authentication for the 2022 Floating Rate Notes shall be in substantially the form set forth in Exhibit B hereto.

Each 2022 Floating Rate Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

Section 1.02.                          Definitions.  The following defined terms used in this Article I shall, unless the context otherwise requires, have the meanings specified below for purposes of the 2022 Floating Rate Notes.  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“BBAM” means the display that appears on Bloomberg L.P.’s page “BBAM” or any page as may replace such page on such service (or any successor service) for the purpose of displaying the London Interbank Offered rate for U.S. dollar deposits.

“Business Day” means any day other than a Saturday or Sunday that is neither a Legal Holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close, or a day on which the Corporate Trust Office is closed for business.

“Calculation Agent” means The Bank of New York Mellon Trust Company, N.A., as appointed pursuant to Section 3.01 of this Twenty-first Supplemental Indenture, or its successor appointed by the Corporation pursuant to Article Three hereof, acting as calculation agent.

“Interest Determination Date” means the second London Business Day immediately preceding the first day of the relevant Interest Period.

“Interest Payment Date” means each March 11, June 11, September 11 and December 11 of each year, commencing on June 11, 2019.

“Interest Period” means the period commencing on an Interest Payment Date for the 2022 Floating Rate Notes (or, with respect to the initial Interest Period only, commencing on the Original Issue Date for the 2022 Floating Rate Notes) and ending on the day before the next succeeding Interest Payment Date for the 2022 Floating Rate Notes.

“Legal Holiday” means any day that is a legal holiday in New York, New York.

“LIBOR” means, with respect to any Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Interest Period and ending on the next Interest Payment Date for the 2022 Floating Rate Notes that appears on Bloomberg L.P.’s page “BBAM” and, if such page is not available, from the Reuters LIBOR01 Page as of 11:00 a.m. (London time)  on the Interest Determination Date for that Interest Period, provided that:

(1)                                 If such rate does not appear on BBAM or the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period, except as provided in clause (2) below, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market, which may include affiliates of one or more of the underwriters of the 2022 Floating Rate Notes, selected by the Corporation, at approximately 11:00 a.m., London time, on the Interest Determination Date for that Interest Period.

The Corporation will request the principal London office of each such bank to provide a quotation of its rate to the Calculation Agent.  If at least two such quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of such quotations.  If fewer than two quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of the rates quoted by three major banks in New York City, which may include affiliates of one or more of the underwriters of the 2022 Floating Rate Notes, selected by the Corporation, at approximately 11:00 a.m., New York City time, on the Interest Determination Date for that Interest Period for loans in U.S. dollars to leading European banks for that Interest Period and in a principal amount of not less than $1,000,000.  However, if fewer than three banks selected by the Corporation to provide quotations are quoting as described above, LIBOR for that Interest Period will be the same as LIBOR as determined for the previous Interest Period.

(2)                                 Notwithstanding the foregoing, if the Corporation determines on the relevant Interest Determination Date that LIBOR for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000 has been permanently discontinued, or the reference to LIBOR becomes illegal, or most other debt obligations similar to the 2022 Floating Rate Notes have converted away from LIBOR to a new reference rate, the Calculation Agent will use, as directed by the Corporation, as a substitute for LIBOR and for each future Interest Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice (the “Alternative Rate”).  As part of such substitution, the Calculation Agent will, as directed by the Corporation, make such adjustments to the Alternative Rate and the spread thereon to account for the basis between LIBOR and the Alternative Rate, as well as the business day convention, Interest Determination Dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate for debt obligations such as the 2022 Floating Rate Notes (“Adjustments”).  If the Corporation determines that there is no clear market consensus as to whether any rate has replaced LIBOR in customary market usage, the Corporation may appoint in its sole discretion an independent financial advisor (the “IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be binding on the Corporation, the Calculation Agent, the Trustee and the holders of the 2022 Floating Rate Notes.  If, however, the Corporation determines that LIBOR has been discontinued, but for any reason an Alternative Rate has not been determined, LIBOR will be equal to such rate on the Interest Determination Date when LIBOR for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000 was last available on BBAM and, if such page is not available from the Reuters LIBOR01 Page, as determined by the Calculation Agent.

“London Business Day” means a day that is a Business Day and a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

“Original Issue Date” means March 11, 2019.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the 15th calendar day prior to such Interest Payment Date (whether or not a Business Day).

“Reuters LIBOR01 Page” means the display designated as Reuters LIBOR01 on the Reuters 3000 Xtra (or such other page as may replace the Reuters LIBOR01 Page on that service, or such other service as may be nominated for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London Interbank Offered rate in the event IBA or its successor no longer does so).

“Stated Maturity” means March 11, 2022.

Section 1.03.                          Payment of Principal and Interest.  The principal of the 2022 Floating Rate Notes shall be due at Stated Maturity.  The 2022 Floating Rate Notes shall bear interest from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or provided for at the rates set quarterly pursuant to this Section 1.03, payable quarterly in arrears on each Interest Payment Date to the Person or Persons in whose name each 2022 Floating Rate Note is registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity as provided herein shall be paid to the Person to whom principal is payable.  Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name each 2022 Floating Rate Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (“Special Record Date”), notice whereof shall be given to Holders of each 2022 Floating Rate Note not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the 2022 Floating Rate Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

Interest on the 2022 Floating Rate Notes shall be computed on the basis of the actual number of days elapsed over a 360-day year. In the event that any Interest Payment Date for the 2022 Floating Rate Notes (other than the Interest Payment Date that is the Stated Maturity) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day. In the event that the Stated Maturity of the 2022 Floating Rate Notes falls on a day that is not a Business Day, then the payment of principal and interest due on such date shall be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

The 2022 Floating Rate Notes will bear interest for each quarterly Interest Period at a per annum rate determined by the Calculation Agent.  The interest rate applicable during each quarterly Interest Period will be equal to LIBOR, on the Interest Determination Date for such Interest Period plus 65 basis points.  Promptly upon such determination, the Calculation Agent will notify the Corporation and the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period.  The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and holders of the 2022 Floating Rate Notes, the Corporation and the Trustee.

Upon the request of a holder of the 2022 Floating Rate Notes, the Calculation Agent will provide to such holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

The accrued interest on the 2022 Floating Rate Notes for any period is calculated by multiplying the principal amount of the 2022 Floating Rate Notes by an accrued interest factor.  The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.  The interest factor (expressed as a decimal rounded upwards if necessary) is computed by dividing the interest rate (expressed as a decimal rounded upwards if necessary) applicable to such date by 360.

All percentages resulting from any calculation of the interest rate on the 2022 Floating Rate Notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 0.567845% (or .00567845) being rounded to 0.56785% (or .0056785) and 0.567844% (or .00567844) being rounded to 0.56784% (or .0056784)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

Payment of principal of and interest on the 2022 Floating Rate Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Payments of principal of and interest on 2022 Floating Rate Notes represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security. If any of the 2022 Floating Rate Notes are no longer represented by a Global Security, (i) payments of principal and interest due at the Stated Maturity of such 2022 Floating Rate Notes shall be made at the office of the Paying Agent upon surrender of such 2022 Floating Rate Notes to the Paying Agent and (ii) payments of interest shall be made, at the option of the Corporation, subject to such surrender where applicable, by (A) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

Section 1.04.                          Denominations.  The 2022 Floating Rate Notes shall be issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

Section 1.05.                          Global Securities.  The 2022 Floating Rate Notes shall initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee.  Except under the limited circumstances described below, 2022 Floating Rate Notes represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, 2022 Floating Rate Notes in definitive form.  The Global Securities described in this Article I may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

A Global Security representing the 2022 Floating Rate Notes shall be exchangeable for 2022 Floating Rate Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Corporation that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Corporation within 90 days of receipt by the Corporation of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Corporation within 90 days after it becomes aware of such cessation, (ii) an Event of Default has occurred and is continuing with respect to the 2022 Floating Rate Notes and beneficial owners of a majority in aggregate principal amount of the 2022 Floating Rate Notes represented by Global Securities advise the Depositary to cease acting as Depositary, or (iii) the Corporation in its sole discretion, and subject to the procedures of the Depositary, determines that such Global Security shall be so exchangeable.  Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for 2022 Floating Rate Notes registered in such names as the Depositary shall direct.

Section 1.06.                          No Redemption.  The 2022 Floating Rate Notes are not redeemable prior to maturity and shall not have a sinking fund.

Section 1.07.                          Paying Agent.  The Trustee shall initially serve as Paying Agent with respect to the 2022 Floating Rate Notes, with the Place of Payment initially being the Corporate Trust Office.

ARTICLE II

3.227% SENIOR NOTES DUE 2022

Section 2.01.                          Establishment.  There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Corporation’s 3.227% Senior Notes due 2022 (the “2022 Fixed Rate Notes”).

There are to be authenticated and delivered initially $300,000,000 principal amount of the 2022 Fixed Rate Notes, and no further 2022 Fixed Rate Notes shall be authenticated and delivered except as provided by Section 304, 305, 306, 906 or 1106 of the Original Indenture and the last paragraph of Section 301 thereof.  The 2022 Fixed Rate Notes shall be issued in fully registered form without coupons.

The 2022 Fixed Rate Notes shall be in substantially the form set out in Exhibit C hereto, and the form of the Trustee’s Certificate of Authentication for the 2022 Fixed Rate Notes shall be in substantially the form set forth in Exhibit D hereto.

Each 2022 Fixed Rate Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

Section 2.02.                          Definitions.  The following defined terms used in this Article II shall, unless the context otherwise requires, have the meanings specified below for purposes of the 2022 Fixed Rate Notes.  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Business Day” means any day other than a Saturday or Sunday that is neither a Legal Holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close, or a day on which the Corporate Trust Office is closed for business.

“Interest Payment Date” means each March 11 and September 11 of each year, commencing on September 11, 2019.

“Legal Holiday” means any day that is a legal holiday in New York, New York.

“Original Issue Date” means March 11, 2019.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the 15th calendar day prior to such Interest Payment Date (whether or not a Business Day).

“Stated Maturity” means March 11, 2022.

Section 2.03.                          Payment of Principal and Interest.  The principal of the 2022 Fixed Rate Notes shall be due at Stated Maturity (unless earlier redeemed).  The unpaid principal amount of the 2022 Fixed Rate Notes shall bear interest at the rate of 3.227% per annum until paid or duly provided for, such interest to accrue from March 11, 2019 or from the most recent Interest Payment Date to which interest has been paid or duly provided for.  Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person or Persons in whose name the 2022 Fixed Rate Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity or on a Redemption Date as provided herein shall be paid to the Person to whom principal is payable.  Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the 2022 Fixed Rate Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (“Special Record Date”), notice whereof shall be given to Holders of the 2022 Fixed Rate Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the 2022 Fixed Rate Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

Payments of interest on the 2022 Fixed Rate Notes shall include interest accrued to but excluding the respective Interest Payment Dates.  Interest payments for the 2022 Fixed Rate Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.  In the event that any date on which interest is payable on the 2022 Fixed Rate Notes is not a Business Day, then payment of the interest payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

Payment of principal of, premium, if any, and interest on the 2022 Fixed Rate Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Payments of principal of, premium, if any, and interest on 2022 Fixed Rate Notes represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security. If any of the 2022 Fixed Rate Notes are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of such 2022 Fixed Rate Notes shall be made at the office of the Paying Agent upon surrender of such 2022 Fixed Rate Notes to the Paying Agent and (ii) payments of interest shall be made, at the option of the Corporation, subject to such surrender where applicable, by (A) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

Section 2.04.                          Denominations.  The 2022 Fixed Rate Notes shall be issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

Section 2.05.                          Global Securities.  The 2022 Fixed Rate Notes shall initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee.  Except under the limited circumstances described below, 2022 Fixed Rate Notes represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, 2022 Fixed Rate Notes in definitive form.  The Global Securities described in this Article II may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

A Global Security representing the 2022 Fixed Rate Notes shall be exchangeable for 2022 Fixed Rate Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Corporation that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Corporation within 90 days of receipt by the Corporation of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Corporation within 90 days after it becomes aware of such cessation, (ii) an Event of Default has occurred and is continuing with respect to the 2022 Fixed Rate Notes and beneficial owners of a majority in aggregate principal amount of the 2022 Fixed Rate Notes represented by Global Securities advise the Depositary to cease acting as Depositary, or (iii) the Corporation in its sole discretion, and subject to the procedures of the Depositary, determines that such Global Security shall be so exchangeable.  Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for 2022 Fixed Rate Notes registered in such names as the Depositary shall direct.

Section 2.06.                          Redemption.  The 2022 Fixed Rate Notes shall be redeemable at any time, in whole or in part and from time to time, at the option of the Corporation, on any date (a “Redemption Date”), at a redemption price equal to the greater of (i) 100% of the principal amount of the 2022 Fixed Rate Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2022 Fixed Rate Notes being redeemed (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in either case, accrued and unpaid interest on the principal amount of the 2022 Fixed Rate Notes being redeemed to, but excluding, such Redemption Date.

For purposes of this Section 2.06, the following terms have the following meanings:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the 2022 Fixed Rate Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 2022 Fixed Rate Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date for the 2022 Fixed Rate Notes, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if fewer than four of such Reference Treasury Dealer Quotations are obtained, the average of all such Reference Treasury Dealer Quotations as determined by the Corporation.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Corporation.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC and Scotia Capital (USA) Inc., plus three other financial institutions appointed by the Corporation at the time of any redemption of the 2022 Fixed Rate Notes, or their respective affiliates or successors, each of which is a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”); provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, the Corporation will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the 2022 Fixed Rate Notes, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date for the 2022 Fixed Rate Notes, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such

Redemption Date. The Treasury Rate shall be calculated by the Corporation on the third Business Day preceding the Redemption Date.

The 2022 Fixed Rate Notes shall not have a sinking fund.

If less than all of the 2022 Fixed Rate Notes are to be redeemed, the Trustee shall select the 2022 Fixed Rate Notes or portions of 2022 Fixed Rate Notes to be redeemed by such method as the Trustee shall deem fair and appropriate.  The Trustee may select for redemption 2022 Fixed Rate Notes and portions of 2022 Fixed Rate Notes in amounts of $2,000 or any integral multiple of $1,000 in excess thereof.  As long as the 2022 Fixed Rate Notes are represented by Global Securities, beneficial interests in such Notes shall be selected for redemption by the Depositary in accordance with its standard procedures therefor.

Section 2.07.                          Paying Agent.  The Trustee shall initially serve as Paying Agent with respect to the 2022 Fixed Rate Notes, with the Place of Payment initially being the Corporate Trust Office.

ARTICLE III

CALCULATION AGENT FOR THE 2022 FLOATING RATE NOTES

Section 3.01.                          Appointment.  Upon the terms and subject to the conditions contained herein, the Corporation hereby appoints The Bank of New York Mellon Trust Company, N.A. as the Corporation’s calculation agent for the 2022 Floating Rate Notes (the “Calculation Agent”) and The Bank of New York Mellon Trust Company, N.A. hereby accepts such appointment as the Corporation’s agent for the purpose of calculating the applicable interest rates on the 2022 Floating Rate Notes in accordance with the provisions set forth herein.

Section 3.02.                          Duties and Obligations.  The Calculation Agent shall: (a) calculate the applicable interest rates on the 2022 Floating Rate Notes in accordance with the provisions set forth herein, and (b) exercise due care to determine the interest rates on the 2022 Floating Rate Notes and shall communicate the same to the Corporation and the Trustee (if the Trustee is not then serving as the Calculation Agent) as soon as practicable after each determination.

The Calculation Agent will, upon the request of a holder of the 2022 Floating Rate Notes, provide to such Holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period (as defined in Section 1.02).

Section 3.03.                          Terms and Conditions.  The Calculation Agent accepts its obligations set forth herein, upon the terms and subject to the conditions hereof, including the following, to all of which the Corporation agrees:

(a)                                 The Calculation Agent shall be entitled to such compensation as may be agreed upon with the Corporation for all services rendered by the Calculation Agent, and the Corporation promises to pay such compensation and to reimburse the Calculation Agent for the reasonable out-of-pocket expenses (including attorneys’ fees and expenses) incurred by it in connection with the services rendered by it hereunder upon receipt of such invoices as the Corporation shall reasonably require. The Corporation also agrees to indemnify the Calculation Agent for, and to hold it harmless against, any and all loss, liability, damage, claim or expense (including the costs and expenses of defending against any claim (regardless of who asserts such claim) of liability) incurred by the Calculation Agent that arises out of or in connection with its accepting appointment as, or acting as, Calculation Agent hereunder, except such as may result from the willful misconduct or gross negligence of the Calculation Agent or any of its agents or employees. Except as provided in the preceding sentence, the Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Corporation for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Calculation Agent in reliance upon (i) the opinion or advice of counsel or (ii) written instructions from the Corporation. The Calculation Agent shall not be liable for any error resulting from the use of or reliance on a source of information used in good faith and with due care to calculate any interest rate hereunder. The provisions of this clause (a) shall survive the payment in full of the 2022 Floating Rate Notes and the resignation or removal of the Calculation Agent.

(b)                                 In acting under this Twenty-first Supplemental Indenture, the Calculation Agent is acting solely as agent of the Corporation and does not assume any obligations to or relationship of agency or trust for or with any of the beneficial owners or holders of the 2022 Floating Rate Notes.

(c)                                  The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon the terms of the 2022 Floating Rate Notes or this Twenty-first Supplemental Indenture or any notice, direction, certificate, affidavit, statement or other paper, document or communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.

(d)                                 The Calculation Agent, its officers, directors, employees and shareholders may become the owners or pledgee of, or acquire any interest in, any 2022 Floating Rate Notes, with the same rights that it or they would have if it were not the Calculation Agent, and may engage or be interested in any financial or other transaction with the Corporation as freely as if it were not the Calculation Agent.

(e)                                  Neither the Calculation Agent nor its officers, directors, employees, agents or attorneys shall be liable to the Corporation for any act or omission hereunder, or for any error of judgment made in good faith by it or them, except in the case of its or their willful misconduct or gross negligence.

(f)                                   The Calculation Agent may consult with counsel of its selection and the advice of such counsel or any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g)                                  The Calculation Agent shall be obligated to perform such duties and only such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Twenty-first Supplemental Indenture against the Calculation Agent.

(h)                                 Unless herein otherwise specifically provided, any order, certificate, notice, request, direction or other communication from the Corporation made or given by it under any provision of this Twenty-first Supplemental Indenture shall be sufficient if signed by any officer of the Corporation.

(i)                                     The Calculation Agent may perform any duties hereunder either directly or by or through its agents or attorneys, and the Calculation Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(j)                                    The Corporation will not, without first obtaining the prior written consent of the Calculation Agent, make any change to this Twenty-first Supplemental Indenture or the 2022 Floating Rate Notes if such change would materially and adversely affect the Calculation Agent’s duties and obligations hereunder or thereunder.

(k)                                 In no event shall the Calculation Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit)

irrespective of whether it has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)                                     In no event shall the Calculation Agent be responsible or liable for any failure or delay in the performance of its obligations under this Twenty-first Supplemental Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(m)                             Under certain circumstances, the Calculation Agent may be required to determine the interest rates on the 2022 Floating Rate Notes on the basis of quotations received from banks or other financial institutions (the “Reference Banks”) selected by the Corporation for the purpose of quoting such rates. The Calculation Agent shall not be responsible to the Corporation or any third party for any failure of the Reference Banks to fulfill their duties or meet their obligations as Reference Banks or as a result of the Calculation Agent having acted (except in the event of gross negligence or willful misconduct) on any quotation or other information given by any Reference Bank which subsequently may be found to be incorrect.

Section 3.04.                          Qualifications.  The Calculation Agent shall be authorized by law to perform all the duties imposed upon it by this Twenty-first Supplemental Indenture, and shall at all times have a capitalization of at least $50,000,000.  The Calculation Agent may not be an affiliate of the Corporation.

Section 3.05.                          Resignation and Removal.  The Calculation Agent may at any time resign as Calculation Agent by giving written notice to the Corporation of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall never be earlier than 45 days after the receipt of such notice by the Corporation, unless the Corporation otherwise agrees in writing. The Calculation Agent may be removed at any time by the filing with it of any instrument in writing signed on behalf of the Corporation and specifying such removal and the date when it is intended to become effective. Such resignation or removal shall take effect upon the date of the appointment by the Corporation, as hereinafter provided, of a successor Calculation Agent. If within 30 days after notice of resignation or removal has been given, a successor Calculation Agent has not been appointed, the Calculation Agent may, at the expense of the Corporation, petition a court of competent jurisdiction to appoint a successor Calculation Agent. If at any time the Calculation Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Calculation Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency or for any other reason, then a successor Calculation Agent shall as soon as practicable be appointed by the Corporation by an instrument in writing filed with the predecessor Calculation Agent, the successor Calculation Agent and the Trustee. Upon the appointment of a successor Calculation Agent and acceptance by it of such appointment, the Calculation Agent so succeeded shall cease to be such Calculation Agent hereunder. Upon its resignation or removal, the Calculation Agent shall be entitled to the payment by the Corporation of its compensation, if any is owed to it, for services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses (including reasonable counsel fees) incurred in connection with the services rendered by it hereunder and to the payment of all other amounts owed to it hereunder.

Section 3.06.                          Successors.  Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor, the Corporation and the Trustee an instrument accepting such appointment hereunder, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Calculation Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Calculation Agent.

Section 3.07.                          Trustee Deemed Calculation Agent Upon Certain Circumstances.  In the event that the Calculation Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Calculation Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency or for any other reason, and the Corporation shall not have made a timely appointment of a successor Calculation Agent, the Trustee, notwithstanding the provisions of this Article Three, shall be deemed to be the Calculation Agent for all purposes of this Twenty-first Supplemental Indenture until the appointment by the Corporation of the successor Calculation Agent.

Section 3.08.                          Merger, Conversion, Consolidation, Sale or Transfer.  Any corporation into which the Calculation Agent may be merged or converted, or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party or to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its corporate trust assets or business shall, to the extent permitted by applicable law, be the successor Calculation Agent under this Twenty-first Supplemental Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion or consolidation or sale shall forthwith be given to the Corporation and the Trustee (if the Trustee is not then serving as the Calculation Agent).

Section 3.09.                          Notice.  Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted hereby to be given or furnished to the Calculation Agent shall be delivered in person, sent by letter or fax or communicated by telephone (subject, in the case of communication by telephone, to confirmation dispatched within 24 hours by letter or by fax) as follows:

The Bank of New York Mellon Trust Company, N.A.

10161 Centurion Parkway N., 2nd Floor

Jacksonville, Florida 32256

Telephone:

Fax:  (904) 645-1921

or to any other address of which the Calculation Agent shall have notified the Corporation and the Trustee (if the Trustee is not then serving as the Calculation Agent) in writing as herein provided.

The Calculation Agent agrees to accept and act upon instructions or directions pursuant to this Twenty-first Supplemental Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Calculation Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Corporation elects to give the Calculation Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Calculation Agent in its discretion elects to act upon such instructions, the Calculation Agent’s understanding of such instructions shall be deemed controlling. The Calculation Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Calculation Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Corporation agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Calculation Agent including without limitation the risk of the Calculation Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 3.10.                          WAIVER OF JURY TRIAL.  EACH OF THE CORPORATION, THE CALCULATION AGENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS TWENTY-FIRST SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 3.11.                          Patriot Act.  In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering and the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Calculation Agent must obtain, verify and record information that allows the Calculation Agent to identify customers (“Applicable Law”), the Calculation Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Calculation Agent.  Accordingly, the Corporation agrees to provide to the Calculation Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Calculation Agent to comply with Applicable Law, including, but not limited to, information as to name, physical address, tax identification number and other information that will help the Calculation Agent to identify and verify such Corporation such as organizational documents, certificates of good standing, licenses to do business or other pertinent identifying information.  The Corporation understands and agrees that the Calculation Agent cannot determine the interest rates on the 2022 Floating Rate Notes unless and until the Calculation Agent verifies the identities of the Corporation in accordance with its CIP.

Section 3.12.                          Calculation of Interest Rate for First Interest Period.  The Calculation Agent, at the request of the Corporation, has determined, prior to the date of execution and delivery of this Twenty-first Supplemental Indenture, the interest rate for the initial Interest Period for the 2022 Floating Rate Notes. In connection with such determination, the Calculation Agent shall be entitled to the same rights, protections, exculpations and immunities otherwise available to it under this Twenty-first Supplemental Indenture.

Section 3.13.                          FATCA.  The Corporation agrees (i) to provide the Trustee with such reasonable tax information as it has in its possession to enable the Trustee to determine whether any payments pursuant to this Supplemental Indenture are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“FATCA”) and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Supplemental Indenture to the extent necessary to comply with FATCA.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.01.                          Recitals by the Corporation.  The recitals in this Twenty-first Supplemental Indenture are made by the Corporation only and not by the Trustee or the Calculation Agent, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the 2022 Floating Rate Notes, the 2022 Fixed Rate Notes and this Twenty-first Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 4.02.                          Ratification and Incorporation of Original Indenture.  As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Twenty-first Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 4.03.                          Executed in Counterparts.  This Twenty-first Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

Duke Energy Corporation

By:	/s/ John L. Sullivan, III
Name:	John L. Sullivan, III
Title:	Assistant Treasurer

The Bank of New York Mellon Trust Company, N.A., as Trustee and Calculation Agent

By:	/s/ Karen Yu
Name:	Karen Yu
Title:	Vice President

[Signature Page to Twenty-first Supplemental Indenture]

EXHIBIT A

FORM OF

FLOATING RATE SENIOR NOTE DUE 2022

No.	CUSIP No. 26441C BD6

DUKE ENERGY CORPORATION

FLOATING RATE SENIOR NOTE DUE 2022

Principal Amount:  $

Regular Record Date:  Close of business on the 15th calendar day prior to the relevant Interest Payment Date (whether or not a Business Day)

Original Issue Date:  March 11, 2019

Stated Maturity:  March 11, 2022

Interest Payment Dates:  Quarterly on March 11, June 11, September 11 and December 11 of each year, commencing on June 11, 2019

Interest Rate: Floating per annum rate reset quarterly based on LIBOR plus 65 basis points.

Authorized Denomination: $2,000 or any integral multiple of $1,000 in excess thereof

Duke Energy Corporation, a Delaware corporation (the “Corporation”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                               , or registered assigns, the principal sum of                                                      DOLLARS ($                        ) on the Stated Maturity shown above and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, commencing on June 11, 2019 and on the Stated Maturity at the rate per annum described below until the principal hereof is paid or made available for payment and at such rate on any overdue principal and on any overdue installment of interest.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity) will, as provided in the Indenture, be paid to the Person in whose name this Floating Rate Senior Note due 2022 (this “Security”) is registered on the Regular Record Date as specified above next preceding such Interest Payment Date; provided that any interest payable at Stated Maturity will be paid to the Person to whom principal is payable.  Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

Interest on this Security shall be computed and paid on the basis of the actual number of days elapsed over a 360-day year and will accrue from March 11, 2019 or from the most recent Interest

Payment Date to which interest has been paid or duly provided for.  In the event that any Interest Payment Date (other than the Interest Payment Date that is the Stated Maturity) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day. In the event that the Stated Maturity falls on a day that is not a Business Day, then the payment of principal and interest due on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. “Business Day” means any day other than a Saturday or Sunday that is neither a Legal Holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close, or a day on which the Corporate Trust Office is closed for business.  “Legal Holiday” means any day that is a legal holiday in New York, New York.

This Security will bear interest for each quarterly Interest Period at a per annum rate determined by the Calculation Agent.  The interest rate applicable during each quarterly Interest Period will be equal to LIBOR on the Interest Determination Date for such Interest Period plus 65 basis points.  Promptly upon such determination, the Calculation Agent will notify the Corporation and the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period.  The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and holders of this Security, the Corporation and the Trustee.

Upon the request of a holder of this Security, the Calculation Agent will provide to such holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

The accrued interest on this Security for any period is calculated by multiplying the principal amount of this Security by an accrued interest factor.  The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.  The interest factor (expressed as a decimal rounded upwards if necessary) is computed by dividing the interest rate (expressed as a decimal rounded upwards if necessary) applicable to such date by 360.

All percentages resulting from any calculation of the interest rate on this Security will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 0.567845% (or .00567845) being rounded to 0.56785% (or .0056785) and 0.567844% (or .00567844) being rounded to 0.56784% (or .0056784)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

For purposes of this Security, except as otherwise expressly provided or unless the context otherwise requires:

“BBAM” means the display that appears on Bloomberg L.P.’s page “BBAM” or any page as may replace such page on such service (or any successor service) for the purpose of displaying the London Interbank Offered rate for U.S. dollar deposits.

“Calculation Agent” means The Bank of New York Mellon Trust Company, N.A., as appointed pursuant to Section 3.01 of the Twenty-first Supplemental Indenture, dated as of the date hereof, among the Corporation, the Trustee and the Calculation Agent, or such calculation agent’s successor appointed by the Corporation pursuant to Article Three of such supplemental indenture, acting as calculation agent.

“Interest Determination Date” means the second London Business Day immediately preceding the first day of the relevant Interest Period.

“Interest Period” means the period commencing on an Interest Payment Date for this Security (or, with respect to the initial Interest Period only, commencing on the Original Issue Date for this Security) and ending on the day before the next succeeding Interest Payment Date for this Security.

“LIBOR” means, with respect to any Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Interest Period and ending on the next Interest Payment Date for this Security that appears on Bloomberg L.P.’s page “BBAM” and, if such page is not available, from the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period, provided that:

(1) If such rate does not appear on BBAM or the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period, except as provided in clause (2) below, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market, which may include affiliates of one or more of the underwriters of this Security, selected by the Corporation, at approximately 11:00 a.m., London time, on the Interest Determination Date for that Interest Period.  The Corporation will request the principal London office of each such bank to provide a quotation of its rate to the Calculation Agent.  If at least two such quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of such quotations.  If fewer than two quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of the rates quoted by three major banks in New York City, which may include affiliates of one or more of the underwriters of this Security, selected by the Corporation, at approximately 11:00 a.m., New York City time, on the Interest Determination Date for that Interest Period for loans in U.S. dollars to leading European banks for that Interest Period and in a principal amount of not less than $1,000,000.  However, if fewer than three banks selected by the Corporation to provide quotations are quoting as described above, LIBOR for that Interest Period will be the same as LIBOR as determined for the previous Interest Period.

(2) Notwithstanding the foregoing, if the Corporation determines on the relevant Interest Determination Date that LIBOR for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000 has been permanently discontinued, or the reference to LIBOR becomes illegal, or most other debt obligations similar to this Security have converted away from LIBOR to a new reference rate, the Calculation Agent will use, as directed by the Corporation, as a substitute for LIBOR and for each future Interest Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice (the “Alternative Rate”).  As part of such substitution, the Calculation Agent will, as directed by the Corporation, make such adjustments to the Alternative Rate and the spread thereon to account for the basis between LIBOR and the Alternative Rate, as well as the business day convention, Interest Determination Dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate for debt obligations such as this Security (“Adjustments”).  If the Corporation determines that there is no clear market consensus as to whether any rate has replaced LIBOR in customary market usage, the Corporation may appoint in its sole discretion an independent financial advisor (the “IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be binding on the Corporation, the Calculation Agent, the Trustee and the holders of this Security.  If, however, the Corporation determines that LIBOR has been discontinued, but for any reason an Alternative Rate has not been determined, LIBOR will be equal to such rate on the Interest Determination Date when LIBOR for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000 was last available on BBAM and, if such page is not available from the Reuters LIBOR01 Page, as determined by the Calculation Agent.

“London Business Day” means a day that is a Business Day and a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London Interbank Market.

“Reuters LIBOR01 Page” means the display designated as Reuters LIBOR01 on the Reuters 3000 Xtra (or such other page as may replace the Reuters LIBOR01 Page on that service, or such other service as may be nominated for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London Interbank Offered rate in the event IBA or its successor no longer does so).

Payment of principal of and interest on the Securities of this series shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Payments of principal of and interest on the Securities of this series represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security.  If any of the Securities of this series are no longer represented by a Global Security, (i) payments of principal and interest due at the Stated Maturity of such Securities shall be made at the office of the Paying Agent upon surrender of such Securities to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Corporation, subject to such surrender where applicable, by (A) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

The Securities of this series are not redeemable prior to maturity.

The Securities of this series shall not have a sinking fund.

The Securities of this series shall constitute the direct unsecured and unsubordinated debt obligations of the Corporation and shall rank equally in priority with the Corporation’s existing and future unsecured and unsubordinated indebtedness.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed as of March 11, 2019.

Duke Energy Corporation

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: March 11, 2019	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

(Reverse Side of Security)

This Floating Rate Senior Note due 2022 is one of a duly authorized issue of Securities of the Corporation (the “Securities”), issued and issuable in one or more series under an Indenture, dated as of June 3, 2008, as supplemented (the “Indenture”), between the Corporation and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof as Floating Rate Senior Notes due 2022 initially in the aggregate principal amount of $300,000,000.  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (voting as one class).  The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such default under the Indenture and its consequences.  The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture affecting such series.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Securities of this series and for covenant defeasance at any time of certain covenants in the Indenture upon compliance with certain conditions set forth in the Indenture.

Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.  As provided in the Indenture and subject to the limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged at the office or agency of the Corporation.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT -	Custodian
		(Cust)	(Minor)
TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with rights of survivorship and not as tenants in common		under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto (please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                      agent to transfer said Security on the books of the Corporation, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

B-1

EXHIBIT C

FORM OF

3.227% SENIOR NOTE DUE 2022

No.	CUSIP No. 26441C BC8

DUKE ENERGY CORPORATION

3.227% SENIOR NOTE DUE 2022

Principal Amount:  $

Regular Record Date:  Close of business on the 15th calendar day prior to the relevant Interest Payment Date (whether or not a Business Day)

Original Issue Date:  March 11, 2019

Stated Maturity:  March 11, 2022

Interest Payment Dates:  Semi-annually on March 11 and September 11 of each year, commencing on September 11, 2019

Interest Rate: 3.227% per annum

Authorized Denomination:  $2,000 or any integral multiple of $1,000 in excess thereof

Duke Energy Corporation, a Delaware corporation (the “Corporation”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                               , or registered assigns, the principal sum of                                                      DOLLARS ($                        ) on the Stated Maturity shown above and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on September 11, 2019 and on the Stated Maturity at the rate per annum shown above until the principal hereof is paid or made available for payment and at such rate on any overdue principal and on any overdue installment of interest.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or a Redemption Date) will, as provided in the Indenture, be paid to the Person in whose name this 3.227% Senior Note due 2022 (this “Security”) is registered on the Regular Record Date as specified above next preceding such Interest Payment Date; provided that any interest payable at Stated Maturity or on a Redemption Date will be paid to the Person to whom principal is payable.  Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

Payments of interest on this Security will include interest accrued to but excluding the respective Interest Payment Dates.  Interest payments for this Security shall be computed and paid on the basis of a

360-day year consisting of twelve 30-day months and will accrue from March 11, 2019 or from the most recent Interest Payment Date to which interest has been paid or duly provided for.  In the event that any date on which interest is payable on this Security is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.  “Business Day” means any day other than a Saturday or Sunday that is neither a Legal Holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close, or a day on which the Corporate Trust Office is closed for business.  “Legal Holiday” means any day that is a legal holiday in New York, New York.

Payment of principal of, premium, if any, and interest on the Securities of this series shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Payments of principal of, premium, if any, and interest on the Securities of this series represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security.  If any of the Securities of this series are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of such Securities shall be made at the office of the Paying Agent upon surrender of such Securities to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Corporation, subject to such surrender where applicable, by (A) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

The Securities of this series shall be redeemable at any time, in whole or in part and from time to time, at the option of the Corporation, on any date (a “Redemption Date”), at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities of this series being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities of this series being redeemed (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, such Redemption Date.

For purposes of the preceding paragraph, the following terms have the following meanings:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities of this series.

“Comparable Treasury Price” means, with respect to any Redemption Date for the Securities of this series, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if fewer than four of such Reference Treasury Dealer Quotations are obtained, the average of all such Reference Treasury Dealer Quotations as determined by the Corporation.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Corporation.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC and Scotia Capital (USA) Inc., plus three other financial institutions appointed by the Corporation at the time of any redemption of the Securities of this series, or their respective affiliates or successors, each of which is a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”); provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, the Corporation will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Securities of this series, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date for the Securities of this series, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated by the Corporation on the third Business Day preceding the Redemption Date.

Notice of any redemption by the Corporation will be mailed (or, as long as the Securities of this series are represented by one or more Global Securities, transmitted in accordance with the Depositary’s standard procedures therefor) at least 10 days but not more than 60 days before any Redemption Date to each Holder of Securities of this series to be redeemed.  If Notice of a redemption is provided and funds are deposited as required, interest will cease to accrue on and after the Redemption Date on the Securities of this series or portions of Securities of this series called for redemption.  In the event that any Redemption Date is not a Business Day, the Corporation will pay the redemption price on the next Business Day without any interest or other payment in respect of any such delay.  If less than all the Securities of this series are to be redeemed at the option of the Corporation, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Securities of this series to be redeemed in whole or in part.  The Trustee may select for redemption Securities of this series and portions of the Securities of this series in amounts of $2,000 or any integral multiple of $1,000 in excess thereof.  As long as the Securities of this series are represented by Global Securities, beneficial interests in such Securities shall be selected for redemption by the Depositary in accordance with its standard procedures therefor.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

The Securities of this series shall not have a sinking fund.

The Securities of this series shall constitute the direct unsecured and unsubordinated debt obligations of the Corporation and shall rank equally in priority with the Corporation’s existing and future unsecured and unsubordinated indebtedness.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed as of March 11, 2019.

Duke Energy Corporation

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: March 11, 2019	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

(Reverse Side of Security)

This 3.227% Senior Note due 2022 is one of a duly authorized issue of Securities of the Corporation (the “Securities”), issued and issuable in one or more series under an Indenture, dated as of June 3, 2008, as supplemented (the “Indenture”), between the Corporation and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof as 3.227% Senior Notes due 2022 initially in the aggregate principal amount of $300,000,000.  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (voting as one class).  The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such default under the Indenture and its consequences.  The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture affecting such series.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Securities of this series and for covenant defeasance at any time of certain covenants in the Indenture upon compliance with certain conditions set forth in the Indenture.

Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.  As provided in the Indenture and subject to the limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged at the office or agency of the Corporation.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT -	Custodian
		(Cust)	(Minor)
TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with rights of survivorship and not as tenants in common		under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto (please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                      agent to transfer said Security on the books of the Corporation, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT D

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

D-1